Exhibit 16



August 1, 2007


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: USANA Health Sciences, Inc.
    File No. 0-21116

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of USANA Health Sciences, Inc. dated August 1, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP